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Exhibit 11(ii)

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the references to us in the Prospectuses, under the heading "Management of the Trust and Service Providers--Independent Auditors", and in the Statement of Additional Information, under the heading "Independent Auditors", each of which constitutes part of this Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A (File No. 33-11905) of The Monitor Funds.


/s/ KPMG PEAT MARWICK LLP
Columbus, Ohio
November 21, 1997